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EXHIBIT 3.2

BYLAWS
of
LEOPARD HOLDINGS, INC.

ARTICLE I
Offices

        Section 1.1.    Principal Office.    The initial principal office of Leopard Holdings, Inc. (the "Corporation") shall be in the City of San Antonio, Texas. The principal office may be relocated from time to time as determined by the Board of Directors.

        Section 1.2.    Registered Office.    The registered office of the Corporation required by the Texas Business Corporation Act ("Act") to be maintained in the State of Texas, may be, but need not be, identical with the principal office, and the address of the registered office may be changed from time to time by the Board of Directors.

        Section 1.3.    Other Offices.    The Corporation may also have offices at such other places, both within and without the State of Texas, as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II
Meetings of Shareholders

        Section 2.1.    Place of Meetings.    The Board of Directors may designate any place, either within or without the State of Texas, as the place of meeting for any annual meeting or for any special meeting called by the Board. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the State of Texas, as the place for the holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of such meeting shall be the principal office of the Corporation.

        Section 2.2.    Annual Meeting.    The annual meeting of shareholders shall be held at such time, on such day and at such place as may be designated by the Board of Directors. At the meeting, the shareholders entitled to vote shall elect a Board of Directors in accordance with Article III. Further, at such meeting, the shareholders entitled to vote shall transact such other business as may properly be brought before the meeting.

        Section 2.3.    Special Meetings.    Special meetings of the shareholders for any purpose or purposes, unless otherwise prescribed by law or by the Articles of Incorporation, may be called by (a) the Chairman of the Board, if one shall be elected, (b) the President, if a Chairman of the Board is not elected, (c) the Board of Directors or (d) the holders of at least ten percent (10%) of the voting power of all classes of the Corporation's stock entitled to vote at the meetings. Business transacted at all special meetings shall be confined to the purpose or purposes stated in the call.

        Section 2.4.    Notice of Meetings.    Written or printed notice of all meetings of shareholders stating the place, day and hour thereof, and in the case of a special meeting the purpose or purposes for which the meeting is called, shall be personally delivered or mailed, not less than ten (10) days nor more than sixty (60) days prior to the date of the meeting, to the shareholders of record entitled to vote at such meeting. If mailed, the notice shall be addressed to the shareholders as their addresses appear on the stock transfer books of the Corporation and the postage shall be prepaid. Personal delivery of any such notice to any officer of a corporation or association, or to any member of a partnership, shall constitute delivery of such notice to such corporation, association or partnership.

        Section 2.5.    Voting Lists.    The officer or agent having charge of the stock transfer books for shares of the Corporation shall make, at least ten (10) days before each meeting of the shareholders, a complete list of shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of each and the number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any shareholders at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder for the duration of the meeting. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders. Failure to comply with this Section 2.5 with respect to any meeting of shareholders shall not affect the validity of any action taken at such meeting.

        Section 2.6.    Quorum.    The holders of a majority of the shares entitled to vote, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by law, by the Articles of Incorporation or by these Bylaws. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote at such meeting, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally convened. The shareholders present at a duly organized meeting at which a quorum was present may continue to transact business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum present.

        Section 2.7.    Organization.    (a) The Chairman of the Board, if one shall be elected, shall preside at all meetings of the shareholders. In the absence of the Chairman of the Board or should one not be elected, the President or, in his absence, a Vice President shall preside. In the absence of all of these officers, any shareholder or the duly appointed proxy of any shareholder may call the meeting to order and a chairman shall be elected from among the shareholders present.

          (b)   The Secretary of the Corporation shall act as secretary at all meetings of the shareholders. In his absence an Assistant Secretary shall so act and in the absence of all of these officers the presiding officer may appoint any person to act as secretary of the meeting.

        Section 2.8.    Proxies.    (a) At any meeting of the shareholders every shareholder entitled to vote at such meeting shall be entitled to vote in person or by proxy executed in writing by such shareholder or by his duly authorized attorney-in-fact. Proxies shall be filed with the Secretary immediately after the meeting has been called to order.

          (b)   No proxy shall be valid after eleven (11) months from the date of its execution unless such proxy otherwise provides.

          (c)   A proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest. A proxy which is revocable as aforesaid may be revoked at any time by filing with the Secretary an instrument revoking it or a duly executed proxy bearing a later date. Any revocable proxy which is not so revoked shall, subject to paragraph (b) above, continue in full force and effect.

          (d)   In the event that any instrument in writing shall designate two (2) or more persons to act as proxies, a majority of such persons present at the meeting, or, if only one shall be present, then that one, shall have and may exercise all of the powers conferred by such written instrument upon all the persons so designated unless the instrument shall otherwise provide.

        Section 2.9.    Voting of Shares.    Except as otherwise required by law, each shareholder shall be entitled at each meeting of shareholders to one (1) vote on each matter submitted to a vote at such meeting for each share having voting rights registered in his name on the books of the Corporation at the time of the closing of the stock transfer books (or at the record date) for such meeting. When a quorum is present at any meeting (and notwithstanding the subsequent withdrawal of enough shareholders to leave less than a quorum present) the vote of the holders of a majority of the shares entitled to vote, present in person or represented by proxy, shall decide any matter submitted to such meeting, unless the matter is one upon which by law the vote of a greater number is required, in which case the vote of such greater number shall decide such matter. If there is more than one class of voting stock outstanding, then all shareholders shall nevertheless vote as a single class, except to the extent otherwise required by law.

        Section 2.10.    Voting of Shares by Certain Holders.    (a) Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the bylaws of such corporation may authorize or, in the absence of such authorization, as the board of directors of such corporation may determine.

          (b)   Shares held by an administrator, executor, guardian or conservator may be voted by him so long as such shares forming a part of an estate are in the possession and form a part of the estate being served by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name as trustee.

          (c)   Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority to do so be contained in an appropriate order of the court by which such receiver was appointed.

          (d)   A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

          (e)   Shares of the Corporation's stock (i) owned by the Corporation itself, (ii) owned by another corporation, the majority of the voting stock of which is owned or controlled by the Corporation, or (iii) held by the Corporation in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

        Section 2.11.    Election of Directors.    Directors shall be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors at a meeting of shareholders at which a quorum is present.

        Section 2.12.    Telephone Meetings.    Shareholders may participate in and hold a meeting of the shareholders by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

        Section 2.13.    Action Without Meeting.    Any action required by any provision of law or of the Articles of Incorporation or these Bylaws to be taken at a meeting of the shareholders or any action which may be taken at a meeting of the shareholders may be taken without a meeting without prior notice and without a vote if a consent in writing, setting forth the action so taken, shall be signed by the holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote on the action were present and voted. Prompt notice of such action shall be given to any shareholder who did not consent in writing to such action. Notice shall be deemed prompt if given within ten (10) days of the date such action is taken.

ARTICLE III
Directors

        Section 3.1.    Number, Qualification, Election and Terms of Directors.    The business and affairs of the Corporation shall be managed by a Board of Directors which shall consist of two (2) persons, none of whom need to be shareholders or residents of Texas. The directors shall be elected at the annual meeting of shareholders, except as provided in the Articles of Incorporation or in these Bylaws. A directorship to be filled by reason of an increase in the number of directors may be filled (i) by election at an annual or special meeting of shareholders called for that purpose or (ii) by the Board of Directors for a term of office continuing only until the next annual meeting of shareholders.

        Section 3.2.    Vacancies in the Board of Directors and Removal of Directors.    Any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled by a majority vote of the directors then in office, and directors so chosen shall hold office for a term expiring at the next annual meeting of shareholders. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director. Any director, or the entire Board of Directors, may be removed from office at any time, with or without cause, by the shareholders.

        Section 3.3.    General Powers.    The property, business and affairs of the Corporation shall be managed by the Board of Directors. In addition to the powers and authorities expressly conferred upon them by these Bylaws, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the shareholders.

        Section 3.4.    Compensation.    Directors as such shall not receive any stated salary for their services, but by resolution of the Board, a fixed sum for expenses of attendance, if any, may be allowed for attendance at any regular or special meeting of the Board, provided that nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

        Section 3.5.    Interested Directors, Officers and Shareholders.    No contract or other transaction between this Corporation and one or more of its directors or officers, or between this Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors and officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in a meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

          (a)   The material facts concerning the relationship or interest of the Director or Officer and the material facts concerning the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum; or

          (b)   The material facts concerning the Director's or Officer's relationship or interest and the material facts concerning the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by the Shareholders at any annual or special meeting of Shareholders called for that purpose; or

          (c)   The contract or transaction is fair as to the Corporation as of the time it is authorized, approved, or ratified by the Board of Directors, a committee thereof, or the shareholders.

        Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

ARTICLE IV
Meetings of the Board

        Section 4.1.    Place of Meetings.    The Directors of the Corporation may hold their meetings, both regular and special, either within or without the State of Texas.

        Section 4.2.    Annual Meeting.    The first meeting of each newly elected Board shall be held immediately following the adjournment of the annual meeting of the shareholders and no notice of such meeting shall be necessary to the newly elected Directors in order legally to constitute the meeting, provided a quorum shall be present, or they may meet at such time and place as shall be fixed by the consent in writing of all of the Directors.

        Section 4.3.    Regular Meetings.    Regular meetings of the Board, in addition to the annual meetings referred to in Section 4.2, may be held without notice at such time and place as shall from time to time be determined by the Board.

        Section 4.4.    Special Meetings.    Special meetings of the Board may be called by the Chairman of the Board, if one shall be elected, or by the President, if a Chairman of the Board is not elected on one (1) day's notice (oral or written) to each Director. Special meetings shall be called by the President or the Secretary on like notice on the written request of any Director. Neither the purpose of, nor the business to be transacted at, any special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting. Attendance of a Director at a meeting shall constitute a waiver of notice of such meeting except where a Director attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or convened.

        Section 4.5.    Quorum and Action.    At all meetings of the Board, the presence of a majority of the Directors shall be necessary and sufficient to constitute a quorum for the transaction of business and the act of a majority of the Directors at any meeting at which a quorum is present shall be the act of the Board of Directors unless the act of a greater number is required by law, the Articles of Incorporation or these Bylaws. If a quorum shall not be present at any meeting of Directors, the Directors present may adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum shall be present.

        Section 4.6.    Presumption of Assent to Action.    A Director who is present at a meeting of the Board at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

        Section 4.7.    Telephone Meetings.    Directors may participate in and hold a meeting of the Board of Directors by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

        Section 4.8.    Action Without Meeting.    Any action required or permitted to be taken at a meeting of the Board of Directors, or any committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the Board of Directors, or committee, as the case may be, and such consent shall have the same force and effect as a unanimous vote at a meeting.

ARTICLE V
Committees of the Board

        Section 5.1.    Membership and Authorities.    The Board of Directors, by resolution adopted by a majority of the full Board, may designate one (1) or more Directors to constitute an Executive Committee and such other committees, as the Board may determine, each of which committees to the extent provided in such resolution, shall have and may exercise all of the authority of the Board of Directors in the business and affairs of the Corporation, except in those cases where the authority of the Board of Directors is specifically denied to the Executive Committee or such other committee or committees by applicable law, the Articles of Incorporation or these Bylaws. The designation of an Executive Committee or other committee and the delegation thereto of authority shall not operate to relieve the Board of Directors or any member thereof, of any responsibility imposed upon it or him by law. The members of each such committee shall serve at the pleasure of the Board.

        Section 5.2.    Minutes and Rules of Procedure.    Each committee designated by the Board shall keep regular minutes of its proceedings and report the same to the Board when required. Subject to the provisions of these Bylaws, the members of any committee may fix such committee's own rules of procedure.

        Section 5.3.    Vacancies.    The Board of Directors shall have the power at any time to fill vacancies in, to change the membership of, or to dissolve, any committee.

        Section 5.4.    Telephone Meetings.    Members of any committee designated by the Board may participate in or hold a meeting by use of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of business on the grounds that the meeting is not lawfully called or convened.

        Section 5.5.    Action Without Meeting.    Any action required or permitted to be taken at a meeting of any committee designated by the Board may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the committee, and such consent shall have the same force and effect as a unanimous vote at a meeting.

ARTICLE VI
Officers

        Section 6.1.    Number.    The officers of the Corporation shall be a President and a Secretary. The Board of Directors may also elect a Chairman of the Board, Executive Vice President, one (1) or more Vice Presidents, a Treasurer, one (1) or more Assistant Secretaries and one (1) or more Assistant Treasurers. One (1) person may hold any two (2) or more of these offices.

        Section 6.2.    Election, Term of Office and Qualification.    The Board of Directors shall elect officers, none of whom need be a member of the Board, except for the Chairman of the Board, if one shall be elected, at its first meeting after each annual meeting of shareholders. Each officer so elected shall hold office until his successor shall have been duly elected or qualified or until his death, resignation or removal in the manner hereinafter provided.

        Section 6.3.    Subordinate Officers.    The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms, have such authority and perform such duties as the Board of Directors may from time to time determine. The Board of Directors may delegate to any committee or officer the power to appoint any such subordinate officer or agent. No subordinate officer appointed by any committee or superior officer as aforesaid shall be considered as an officer of the Corporation, the officers of the Corporation being limited to the officers elected or appointed as such by the Board of Directors.

        Section 6.4.    Resignation.    Any officer may resign at any time by giving written notice thereof to the Board of Directors or to the President or Secretary of the Corporation. Any such resignation shall take effect at the time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

        Section 6.5.    Removal.    Any officer elected or appointed by the Board of Directors may be removed by the Board at any time with or without cause by the affirmative vote of the whole Board of Directors. Any other officer may be removed at any time with or without cause by the Board of Directors or by any committee or superior officer in whom such power of removal may be conferred by the Board of Directors. The removal of any officer shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create any contract rights.

        Section 6.6.    Vacancies.    A vacancy in any office shall be filled for the unexpired portion of the term by the Board of Directors, but in case of a vacancy occurring in an office filled by a committee or superior officer in accordance with the provisions of Section 6.3, such vacancy may be filled by such committee or superior officer.

        Section 6.7.    The Chairman of the Board.    The Chairman of the Board, if one shall be elected, or the chief executive officer of the Corporation, if no Chairman of the Board shall be elected, shall preside at all meetings of the shareholders and Directors, shall be ex officio a member of all standing committees, shall have general and active management of the business of the Corporation, shall have the general supervision and direction of all other officers of the Corporation with full power to see that their duties are properly performed and shall see that all orders and resolutions of the Board of Directors are carried into effect. He may sign, with any other proper officer, certificates for shares of the Corporation and any deeds, bonds, mortgages, contracts and other documents which the Board of Directors has authorized to be executed, except where required by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors or these Bylaws, to some other officer or agent of the Corporation. In addition, the Chairman of the Board shall perform whatever duties and shall exercise all powers that are given to him by the Board of Directors.

        Section 6.8.    The President.    If no Chairman of the Board shall be elected, the President shall be the chief executive officer of the Corporation and shall have the powers and duties of the Chairman of the Board as set forth in Section 6.7. In the absence of the Chairman of the Board, if one shall be elected, the President shall preside at all meetings of the shareholders and Directors. He may sign, with any other proper officer, certificates for shares of the Corporation and any deeds, bonds, mortgages, contracts and other documents which the Board of Directors has authorized to be executed, except where required by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors or these Bylaws, to some other officer or agent of the Corporation. In addition, the President shall perform whatever duties and shall exercise all the powers that are given to him by the Board of Directors or by the Chairman of the Board, if one shall be elected.

        Section 6.9.    The Vice Presidents.    The Vice Presidents shall perform the duties as are given to them by these Bylaws and as may from time to time be assigned to them by the Board of Directors, by the Chairman of the Board, if one shall be elected, or by the President, if a Chairman of the Board is not elected, and may sign, with any other proper officer, certificates for shares of the Corporation. At the request of the President, or in his absence or disability, the Vice President, designated by the President (or in the absence of such designation, the senior Vice President), shall perform the duties and exercise the powers of the President.

        Section 6.10.    The Secretary.    The Secretary, when available, shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for the Executive Committee and standing committees when required. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors as required by law or these Bylaws, be custodian of the corporate records and have general charge of the stock books of the Corporation and shall perform such other duties as may be prescribed by the Board of Directors, by the Chairman of the Board, if one shall be elected, or by the President, if no Chairman of the Board is elected, under whose supervision he shall be. He may sign, with any other proper officer, certificates for shares of the Corporation and shall keep in safe custody the seal of the Corporation, and, when authorized by the Board, affix the same to any instrument requiring it, and when so affixed, it shall be attested by his signature or by the signature of the Treasurer or an Assistant Secretary.

        Section 6.11.    Assistant Secretaries.    The Assistant Secretaries shall perform the duties as are given to them by these Bylaws or as may from time to time be assigned to them by the Board of Directors or by the Secretary. At the request of the Secretary, or in his absence or disability, the Assistant Secretary, designated by the Secretary (or in the absence of such designation the senior Assistant Secretary), shall perform the duties and exercise the powers of the Secretary.

        Section 6.12.    The Treasurer.    The Treasurer shall have the custody and be responsible for all corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chairman of the Board, if one shall be elected, the President and the Directors, at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation. He may sign, with any other proper officer, certificates for shares of the Corporation.

        Section 6.13.    Assistant Treasurers.    The Assistant Treasurers shall perform the duties as are given to them by these Bylaws or as may from time to time be assigned to them by the Board of Directors or by the Treasurer. At the request of the Treasurer, or in his absence or disability, the Assistant Treasurer, designated by the Treasurer (or in the absence of such designation, the senior Assistant Treasurer), shall perform the duties and exercise the powers of the Treasurer.

        Section 6.14.    Treasurer's Bond.    If required by the Board of Directors, the Treasurer or any Assistant Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

        Section 6.15.    Salaries.    The salary or other compensation of officers shall be fixed from time to time by the Board of Directors. The Board of Directors may delegate to any committee or officer the power to fix from time to time the salary or other compensation of subordinate officers and agents appointed in accordance with the provisions of Section 6.3.

ARTICLE VII
Corporate Shares

        Section 7.1.    Share Certificates.    (a) The certificates representing shares of the Corporation shall be in such form, not inconsistent with statutory provisions and the Articles of Incorporation, as shall be approved by the Board of Directors. The certificates shall be signed by the President or a Vice President and a Secretary or Assistant Secretary, or such other or additional officers as may be prescribed from time to time by the Board of Directors, and may be sealed with the corporate seal or a facsimile thereof. The signatures of such officer or officers upon a certificate may be facsimiles, if the certificate is countersigned by a transfer agent, or registered by a registrar, either of which is other than the Corporation itself or an employee of the Corporation. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued with the same effect as if he were such officer at the date of its issuance.

          (b)   If the Corporation is authorized to issue shares of more than one (1) class or more than one (1) series of any class, there shall be set forth on the face or back of the certificate or certificates, which the Corporation shall issue to represent shares of such class or series of stock, such legends or statements as may be required by applicable law or the Articles of Incorporation or as may be approved by the Board of Directors.

          (c)   In the event the Corporation has, by its Articles of Incorporation, limited or denied the preemptive right of shareholders of any class or series of stock, there shall be set forth on the face or back of the certificate or certificates, which the Corporation shall issue to represent shares of such class or series of stock, such legends or statements as shall be required by applicable law or the Articles of Incorporation or as may be approved by the Board of Directors.

          (d)   All certificates for each class or series of stock shall be consecutively numbered and the name of the person owning the shares represented thereby, with the number of such shares and the date of issue, shall be entered on the Corporation's books.

          (e)   All certificates surrendered to the Corporation shall be canceled, and, except as provided in Section 7.2 with respect to lost, destroyed or mutilated certificates, no new certificate shall be issued until the former certificate for the same number of shares has been surrendered and canceled.

        Section 7.2.    Lost Certificates, etc.    The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. In authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issue thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or indemnify the Corporation as the Board of Directors may prescribe.

        Section 7.3.    Transfer of Shares.    Subject to any restrictions upon transfer contained in any agreement which the Corporation is a party, or otherwise upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer and satisfaction of the Corporation that the requested transfer complies with the provisions of applicable state and federal laws and regulations and any agreements to which the Corporation is a party, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

        Section 7.4.    Ownership of Shares.    The Corporation shall be entitled to treat and recognize the holder of record of any share or shares as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Texas.

        Section 7.5.    Closing of Transfer Books.    For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive a distribution by the Corporation (other than a distribution involving a purchase or redemption by the Corporation of its own shares) or a share dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, sixty (60) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as to the record date for any such determination of shareholders, such date in any case to be not more than sixty (60) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of shareholders is to be taken, and the determination of shareholders on such record date shall apply with respect to the particular action requiring the same notwithstanding any transfer of shares on the books of the Corporation after such record date.

        Section 7.6.    Dividends.    The Board of Directors may, from time to time, declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by the Articles of Incorporation and by law, such dividends to be paid in cash or in property or in shares of capital stock of the Corporation.

ARTICLE VIII
Indemnification of Officers and Directors

          (a)   The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

          (b)   The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

          (c)   To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this Article VIII, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

          (d)   Any indemnification under subsections (a) and (b) of this Article VIII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this Article VIII. Such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the shareholders.

          (e)   Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article VIII. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

          (f)    The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

          (g)   The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

          (h)   The Corporation shall have power to purchase and maintain insurance or another arrangement on behalf of any person who is or was a Director, Officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, Officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article VIII or the Act.

ARTICLE IX
General Provisions

        Section 9.1.    Waiver of Notice.    (a) Whenever, under the provisions of applicable law or of the Articles of Incorporation or of these Bylaws, any notice is required to be given to any shareholder or Director, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice.

          (b)   Attendance of a Director at a meeting shall constitute a waiver of notice of such meeting except where a Director attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or convened.

        Section 9.2.    Seal.    If one be adopted, the corporate seal shall have inscribed thereon the name of the Corporation and shall be in such form as may be approved by the Board of Directors. Said seal may be used by causing it or a facsimile of it to be impressed or affixed or in any manner reproduced.

        Section 9.3.    Fiscal Year.    The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

        Section 9.4.    Checks, Notes, etc.    All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate. The Board of Directors may authorize any officer or officers or such other person or persons to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

        Section 9.5.    Examination of Books and Records.    The Board of Directors shall determine from time to time whether, and if allowed, when and under what conditions and regulations the accounts and books of the Corporation (except such as may by statute be specifically opened to inspection) or any of them shall be open to inspection by the shareholders, and the shareholders rights in this respect are and shall be restricted and limited accordingly.

        Section 9.6.    Voting Upon Shares Held by the Corporation.    Unless otherwise ordered by the Board of Directors, the Chairman of the Board, if one shall be elected, or the President, if a Chairman of the Board shall not be elected, acting on behalf of the Corporation, shall have full power and authority to attend and to act and to vote at any meeting of shareholders of any corporation in which the Corporation may hold shares and at any such meeting, shall possess and may exercise any and all of the rights and powers incident to the ownership of such shares which, as the owner thereof, the Corporation might have possessed and exercised, if present. The Board of Directors by resolution from time to time may confer like powers upon any other person or persons.

ARTICLE X
Amendments

        Section 10.1.    Amendment to Bylaws by Board of Directors.    The power to alter, amend or repeal these Bylaws or to adopt new Bylaws shall be vested in the Board of Directors and such action shall be taken by the affirmative vote of a majority of the entire Board of Directors and may be taken at any annual, regular or special meeting.

ARTICLE XI
Subject to All Laws

        Section 11.1.    Subject to All Laws.    The provisions of these Bylaws shall be subject to all valid and applicable laws, including, without limitation, the Texas Business Corporation Act as now or hereafter amended, and in the event that any of the provisions of these Bylaws are found to be inconsistent with or contrary to any such valid laws, the latter shall be deemed to control and these Bylaws shall be deemed modified accordingly, and, as so modified, to continue in full force and effect.

ARTICLE XII
Silence

        Section 12.1.    When Bylaws Silent.    It is expressly recognized that when the Bylaws are silent as to the manner of performing any corporate function, the provisions of the Texas Business Corporation Act as now or hereafter amended shall function.

Executed this               Day of                   , 200.

By:	Secretary for Leopard Holdings, Inc.

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  EXHIBIT 3.2
BYLAWS of LEOPARD HOLDINGS, INC.